                                                               Exhibit 5.01

                             November 3, 2000

At Home Corporation

650 Broadway Street

Redwood City, California 94063

   RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

   At your request, we have examined the Registration Statement on Form S-4 that At Home Corporation ("Excite@Home") filed with the Securities and Exchange Commission on October 13, 2000, as amended on November 3, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Excite@Home's Series A common stock (the "Shares"). As Excite@Home's counsel in connection with this transaction, we have examined the actions taken and are familiar with the actions that Excite@Home proposes to take in connection with the issuance of the Shares pursuant to the merger transaction set forth and described in the Registration Statement.

   It is our opinion that, when the stock certificates for the Shares are duly executed by either the chairman of Excite@Home's board of directors or by Excite@Home's president and by Excite@Home's secretary or treasurer, are sealed with the seal of Excite@Home, and are issued in the manner described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

   We hereby consent to the inclusion of the reference to this opinion in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement with the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

   This opinion is furnished by us as counsel to Excite@Home and may be relied upon by you only in connection with the issuance of the Shares as described in the Registration Statement. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

                                          Respectfully submitted,

                                          /s/ O'Melveny & Myers LLP